INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-51162 of Computer Task Group, Inc. on Form S-8 of our report dated June 20, 2011 in this Annual Report on Form 11-K of Computer Task Group, Inc. 401(k) Retirement Plan for the year ended December 31, 2010.

/s/ Freed Maxick & Battaglia, CPAs, PC

Buffalo, New York
June 20, 2011